Exhibit 99.1

FOR IMMEDIATE RELEASE

Financial Contact:	Press Contact:
Mike Knapp IDT Investor Relations Phone: (408) 284-6515 E-mail: mike.knapp@idt.com	Graham Robertson IDT Worldwide Marketing Phone: (408) 284-2644 E-mail: graham.robertson@idt.com

IDT REPORTS Q2 FISCAL YEAR 2014 FINANCIAL RESULTS
Q2 Revenue of $124.6 Million, up 6 Percent Q/Q
Q2 GAAP EPS of $0.54; Q2 Non-GAAP EPS of $0.10
Record Revenue from RapidIO® Solutions Serving Wireless Infrastructure

SAN JOSE, Calif., Oct. 28, 2013 - Integrated Device Technology, Inc. (IDT® or the Company) (NASDAQ: IDTI), the Analog and Digital Company™ delivering essential mixed-signal semiconductor solutions, today announced results for the fiscal second quarter ended September 29, 2013.
“We leveraged significant improvements in our operating model to deliver better than expected profitability on sequential sales growth across each of our communications, computing and consumer end markets,” said Jeff McCreary, IDT interim president and chief executive officer. “Revenue from RapidIO switching solutions was up double digits quarter-on-quarter, as the worldwide 4G/LTE infrastructure build-out continued. In addition, we experienced strength in sales of serial switching products for server applications and also in our standard products for the communications end market.”
“In Q2, we were pleased to demonstrate significant improvement in our operating model. We continued to expand gross margins on better product mix, while simultaneously reducing operating expenses and creating greater profit leverage for our revenue moving forward. Additionally, our board recently increased our share repurchase authorization to $150 million from the $80 million remaining on our prior authorization. We plan to resume share repurchase activity during fiscal Q3 given our increased confidence in the business. I’m excited about the progress we’ve made so far and I believe we can continue to improve operating margins and drive additional shareholder value as we execute on our business plan.”

Recent Highlights
IDT recently announced:
Wireless Power

•
A next-generation WPC 1.1 wireless power receiver for portable applications. The new receiver expands IDT’s leading wireless power portfolio with a high-efficiency solution offering full WPC 1.1-compliance for smartphones, tablets, and accessories.

Serial Switching

•
A RapidIO®-based supercomputing and data center reference platform with 20 Gbps-per-port switching and Intel processing. IDT’s RapidIO switches provide low latency, energy efficiency, and multi-processor scalability for Data Center and Supercomputing Solutions.

•
The industry’s first 16-lane, 8 GT/s PCI Express 3.0 signal-conditioning retimer. This latest retimer improves PCIe Gen 3 performance and reliability by restoring signal quality across long or noisy connections in computing, storage and communication applications.

Timing

•
The world’s first JESD204B clock buffer for 2G, 3G and 4G LTE wireless infrastructure systems. The low-noise, configurable, JESD204B fanout buffer distributes high-quality clock signals to data converters in wireless base stations for optimal system performance and cost efficiency.

•
Timing Commander™ Software Platform for Simple Configuration of Complex Clocking Solutions. This innovative support tool expedite development cycles by empowering customers to program sophisticated timing devices with an intuitive and flexible graphical user interface.

•
Third-generation high-performance, programmable Universal Frequency Translator for 100 Gbps interfaces. These latest devices are the industry’s only single-chip programmable solutions capable of generating eight different output frequencies with less than 300 femtoseconds jitter.

IDT Expands Common Stock Repurchase Program to $150 Million
IDT also announced that its Board of Directors has approved an expansion of the previously authorized share repurchase program from approximately $80 million to a total of $150 million. Repurchases under the Company's repurchase program will be made in compliance with the SEC's Rule 10b-18, subject to market conditions, applicable legal requirements and other factors and may include open market and negotiated transactions, including block transactions or accelerated stock repurchase transactions. The expansion of the repurchase program is effective immediately and may be discontinued at any time at the Company's discretion.
The following highlights the Company’s financial performance on both a GAAP and supplemental non-GAAP basis. The Company provides supplemental information regarding its operating performance on a non-GAAP basis that excludes certain gains, losses and charges which occur relatively infrequently and which management considers to be outside our core operating results. Non-GAAP results are not in accordance with GAAP and may not be comparable to non-GAAP information provided by other companies. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. A complete reconciliation of GAAP to non-GAAP results from continuing operations is attached to this press release.

•	Revenue for the fiscal second quarter of 2014 was $124.6 million, compared with $133.4 million reported in the same period one year ago.

•
GAAP net income from continuing operations for the fiscal second quarter of 2014 was $83.7 million, or $0.54 per diluted share, versus a GAAP net loss from continuing operations of $0.7 million or breakeven per diluted share in the same period one year ago. Fiscal second quarter 2014 GAAP results include an $82.3 million gain relating to the enterprise flash controller divestiture, $13.1 million in acquisition and restructuring related charges, $2.5 million in stock-based compensation, and $1.2 million from related tax effects.

•
Non-GAAP net income from continuing operations for the fiscal second quarter of 2014 was $15.7 million or $0.10 per diluted share, compared with non-GAAP net income from continuing operations of $12.6 million or $0.09 per diluted share reported in the same period one year ago.

•
GAAP gross profit for the fiscal second quarter of 2014 was $70.8 million, or 56.8 percent, compared with GAAP gross profit of $74.6 million, or 55.9 percent, reported in the same period one year ago. Non-GAAP gross profit for the fiscal second quarter of 2014 was $74.4 million, or 59.7 percent, compared with non-GAAP gross profit of $79.2 million, or 59.4 percent, reported in the same period one year ago.

•
GAAP R&D expense for the fiscal second quarter of 2014 was $42.2 million, compared with GAAP R&D expense of $42.4 million reported in the same period one year ago. Non-GAAP R&D expense for the fiscal second quarter of 2014 was $34.5 million, compared with non-GAAP R&D of $39.1 million in the same period one year ago.

•
GAAP SG&A expense for the fiscal second quarter of 2014 was $28.0 million, compared with GAAP SG&A expense of $32.8 million in the same period one year ago. Non-GAAP SG&A expense for the fiscal second quarter of 2014 was $23.1 million, compared with non-GAAP SG&A expense of $23.8 million in the same period one year ago.

Webcast and Conference Call Information
Investors can listen to a live or replay webcast of the Company’s quarterly financial conference call at http://ir.idt.com/. The live webcast will begin at 1:30 p.m. Pacific time on October 28, 2013. The webcast replay will be available after 5 p.m. Pacific time on October 28, 2013.
Investors can also listen to the live call at 1:30 p.m. Pacific time on October 28, 2013 by calling (800) 230-1085 or (612) 288-0340. The conference call replay will be available after 5 p.m. Pacific time on October 28, 2013 through 11:59 p.m. Pacific time on November 4, 2013 at (800) 475-6701 or (320) 365-3844. The access code is 305091.

About IDT
Integrated Device Technology, Inc., the Analog and Digital Company™, develops system-level solutions that optimize its customers’ applications. IDT uses its market leadership in timing, serial switching and interfaces, and adds analog and system expertise to provide complete application-optimized, mixed-signal solutions for the communications, computing and consumer segments. Headquartered in San Jose, Calif., IDT has design, manufacturing, sales facilities and distribution partners throughout the world. IDT stock is traded on the NASDAQ Global Select Stock Market® under the symbol “IDTI.” Additional information about IDT is accessible at www.IDT.com. Follow IDT on Facebook, LinkedIn, Twitter, and YouTube.

Forward Looking Statements
Investors are cautioned that forward-looking statements in this release, including but not limited to statements regarding demand for Company products, anticipated trends in Company sales, expenses and profits, involve a number of risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include, but are not limited to, global business and economic conditions, fluctuations in product demand, manufacturing capacity and costs, inventory management, competition, pricing, patent and other intellectual property rights of third parties, timely development and introduction of new products and manufacturing processes, dependence on one or more customers for a significant portion of sales, successful integration of acquired businesses and technology, availability of capital, cash flow and other risk factors detailed in the Company’s Securities and Exchange Commission filings. The Company urges investors to review in detail the risks and uncertainties in the Company’s Securities and Exchange Commission filings, including but not limited to the Annual Report on Form 10-K for the fiscal year ended March 31, 2013. All forward-looking statements are made as of the date of this release and the Company disclaims any duty to update such statements.

Non-GAAP Reporting
To supplement its consolidated financial results presented in accordance with GAAP, IDT uses non-GAAP financial measures which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as described in detail below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of the Company’s operations that, when viewed in conjunction with IDT’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting the Company’s business and operations. It should also be noted that IDT's non-GAAP information may be different from the non-GAAP information provided by other companies. Non-GAAP financial measures used by IDT include:

•Cost of revenues;
•Gross profit;
•Research and development expenses;
•Selling, general and administrative expenses;
•Interest income and other;
•Provision (benefit) for income taxes, continuing operations
•Operating income (loss);
•Net income (loss) from continuing operations;
•Diluted net income (loss) per share, continuing operations; and
•Weighted average shares outstanding - diluted

The Company presents non-GAAP financial measures because the investor community uses non-GAAP results in its analysis and comparison of historical results and projections of the Company's future operating results. These non-GAAP results exclude acquisition related expense, restructuring and divestiture related costs (gain), share-based compensation expense, results from discontinued operations, stockholder expenses and certain other expenses and benefits. Management uses these non-GAAP measures to manage and assess the profitability of the business. These non-GAAP results are also consistent with the way management internally analyzes IDT's financial results.

There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the accompanying press release.

As presented in the “Reconciliation of GAAP to Non-GAAP” tables in the accompanying press release, each of the non-GAAP financial measures excludes one or more of the following items:

Acquisition related. Acquisition-related charges are not factored into management’s evaluation of potential acquisitions or IDT’s performance after completion of acquisitions, because they are not related to the Company’s core operating performance. Adjustments of these items provide investors with a basis to compare IDT’s performance to other companies without the variability caused by purchase accounting. Acquisition-related expenses primarily include:

•	Amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology, patents, customer relationships, trademarks, backlog and non-compete agreements.

•	Acquisition related costs such as legal, accounting and other professional or consulting fees directly related to an acquisition.

•	Other acquisition related costs which consists of an accrued deferred closing date fee associated with the acquisition of NXP’s high-speed data converter assets.

•	Fair market value adjustment to acquired inventory sold.

Restructuring related. Restructuring charges primarily relate to changes in IDT’s infrastructure in efforts to reduce costs and expenses (gains) associated with strategic divestitures and restructuring in force actions. Restructuring charges (gains) are excluded from non-GAAP financial measures because they are not considered core operating activities. Although IDT has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges (gains) from IDT’s non-GAAP financial measures as it enhances the ability of investors to compare the Company’s period-over-period operating results from continuing operations. Restructuring-related charges (gains) primarily include:

•	Severance and retention costs directly related to a restructuring action.

•	Facility closure costs consist of ongoing costs associated with the exit of our leased and owned facilities.

•	Gain on divestiture consists of gains recognized upon the strategic sale of business units.

•	Assets impairments consists of an impairment charge related to a note receivable and subsequent recoveries.

•	Asset impairments, consists of the accelerated depreciation of certain design tools no longer in use

Other adjustments. These items are excluded from non-GAAP financial measures because they are not related to the core operating activities and on-going future operating performance of IDT. Excluding this data allows investors to better compare IDT’s period-over-period performance without such expense, which IDT believes may be useful to the investor community. Other adjustments primarily include:

•	Stock based compensation expense.

•	Expenses related to stockholder activities reflect advisory fees related to inquiries of Starboard Value LP.

•	Compensation expense (benefit) - deferred compensation, consists of gains and losses on marketable equity securities related to our deferred compensation arrangements.

•
Loss (gain) on deferred compensation plan securities represents the changes in the fair value of the assets in a separate trust that is invested in corporate owned life insurance under our deferred compensation plan.

•	Life insurance proceeds received, represents proceeds received under corporate owned life insurance under our deferred compensation plan.

•	Tax effects of non-GAAP adjustments.

•
Diluted weighted average shares non-GAAP adjustment, for purposes of calculating non-GAAP diluted net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of stock compensation expense attributable to future services not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury method.

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IDT and the IDT logo are trademarks or registered trademarks of Integrated Device Technology, Inc. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.

INTEGRATED DEVICE TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)
	Three Months Ended			Six Months Ended
	Sept. 29,	June 30,	Sept. 30,	Sept. 29,	Sept. 30,
	2013	2013	2012	2013	2012
Revenues	$124,649	$117,982	$133,401	$242,631	$263,562
Cost of revenues	53,800	51,809	58,774	105,609	116,422
Gross profit	70,849	66,173	74,627	137,022	147,140
Operating expenses:
Research and development	42,216	40,849	42,387	83,065	83,931
Selling, general and administrative	28,045	27,843	32,750	55,888	69,162
Total operating expenses	70,261	68,692	75,137	138,953	153,093

Operating income (loss)	588	(2,519)	(510)	(1,931)	(5,953)

Gain from divestiture	82,349	—	—	82,349	—
Other income (expense), net	756	57	(206)	813	1,794
Income (loss) from continuing operations before income taxes	83,693	(2,462)	(716)	81,231	(4,159)
Provision (benefit) for income taxes	42	(198)	(33)	(156)	(4,019)

Net income (loss) from continuing operations	83,651	(2,264)	(683)	81,387	(140)

Discontinued operations:
Gain from divestiture	—	—	886	—	886
Loss from discontinued operations	—	—	(273)	—	(5,131)
Provision for income taxes	—	—	3	—	3
Net income (loss) from discontinued operations	—	—	610	—	(4,248)

Net income (loss)	$83,651	$(2,264)	$(73)	$81,387	$(4,388)

Basic net income (loss) per share continuing operations	$0.56	$(0.02)	$—	$0.55	$—
Basic net income (loss) per share discontinued operations	—	—	—	—	(0.03)
Basic net income (loss) per share	$0.56	$(0.02)	$—	$0.55	$(0.03)

Diluted net income (loss) per share continuing operations	$0.54	$(0.02)	$—	$0.54	$—
Diluted net income (loss) per share discontinued operations	—	—	—	—	(0.03)
Diluted net income (loss) per share	$0.54	$(0.02)	$—	$0.54	$(0.03)

Weighted average shares:
Basic	149,814	147,056	143,519	148,157	143,055
Diluted	153,497	147,056	143,519	151,630	143,055

INTEGRATED DEVICE TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (a)
(Unaudited)
(In thousands, except per share data)
	Three Months Ended			Six Months Ended
	Sept. 29,	June 30,	Sept. 30,	Sept. 29,	Sept. 30,
	2013	2013	2012	2013	2012

GAAP net income (loss) from continuing operations	$83,651	$(2,264)	$(683)	$81,387	$(140)
GAAP diluted net income (loss) per share continuing operations	$0.54	$(0.02)	$—	$0.54	$—
Acquisition related:
Amortization of acquisition related intangibles	4,238	4,321	5,573	8,559	10,464
Acquisition related legal and consulting fees	271	730	3,630	1,001	8,466
Other acquisition related costs	—	—	1,200	—	3,000
Fair market value adjustment to acquired inventory sold	—	—	100	—	458
Restructuring related:
Severance and retention costs	4,499	1,174	2,237	5,673	2,952
Facility closure costs	13	8	34	21	47
Gain on divestiture	(82,349)	—	—	(82,349)	—
Assets impairment and other	4,080	(36)	(59)	4,044	(118)
Other:
Stock-based compensation expense	2,492	4,986	3,617	7,478	6,739
Expenses related to stockholder activities	—	—	38	—	2,614
Compensation expense (benefit)—deferred compensation plan	623	(100)	480	523	344
Loss (gain) on deferred compensation plan securities	(619)	101	(477)	(518)	(163)
Life insurance proceeds received	—	—	—	—	(2,313)
Tax effects of Non-GAAP adjustments	(1,169)	(761)	(3,076)	(1,930)	(8,753)
Non-GAAP net income from continuing operations	$15,730	$8,159	$12,614	$23,889	$23,597
GAAP weighted average shares - diluted	153,497	147,056	143,519	151,630	143,055
Non-GAAP adjustment	3,065	5,884	2,907	2,836	2,929
Non-GAAP weighted average shares - diluted	156,562	152,940	146,426	154,466	145,984
Non-GAAP diluted net income per share continuing operations	$0.10	$0.05	$0.09	$0.15	$0.16

INTEGRATED DEVICE TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (a)
(Unaudited)
(In thousands, except per share data)
	Three Months Ended			Six Months Ended
	Sept. 29,	June 30,	Sept. 30,	Sept. 29,	Sept. 30,
	2013	2013	2012	2013	2012
GAAP gross profit	70,849	66,173	74,627	137,022	147,140
Acquisition and divestiture related:
Amortization of acquisition related intangibles	2,905	2,905	3,890	5,810	7,512
Fair market value adjustment to acquired inventory sold	—	—	100	—	458
Restructuring related:
Severance and retention costs	86	1	306	87	607
Facility closure costs	4	2	3	6	9
Assets impairment and other	(38)	(36)	(59)	(74)	(118)
Other:
Compensation expense (benefit)—deferred compensation plan	192	(31)	120	161	86
Stock-based compensation expense	392	333	252	725	555
Non-GAAP gross profit	74,390	69,347	79,239	143,737	156,249

GAAP R&D expenses:	42,216	40,849	42,387	83,065	83,931
Restructuring related:
Severance and retention costs	(2,751)	(1,092)	(1,070)	(3,843)	(1,410)
Facility closure costs	(5)	(2)	(28)	(7)	(32)
Other:
Assets impairment and other	(4,118)	—	—	(4,118)	—
Compensation expense (benefit)—deferred compensation plan	(323)	52	(290)	(271)	(208)
Stock-based compensation expense	(550)	(2,472)	(1,873)	(3,022)	(3,415)
Non-GAAP R&D expenses	34,469	37,335	39,126	71,804	78,866

GAAP SG&A expenses:	28,045	27,843	32,750	55,888	69,162
Acquisition and divestiture related:
Amortization of acquisition related intangibles	(1,333)	(1,416)	(1,683)	(2,749)	(2,952)
Acquisition related legal and consulting fees	(271)	(730)	(3,630)	(1,001)	(8,466)
Other acquisition related costs	—	—	(1,200)	—	(3,000)
Restructuring related:
Severance and retention costs	(1,662)	(81)	(861)	(1,743)	(935)
Facility closure costs	(4)	(4)	(3)	(8)	(6)
Other:
Compensation expense (benefit)—deferred compensation plan	(108)	17	(70)	(91)	(50)
Stock-based compensation expense	(1,550)	(2,181)	(1,492)	(3,731)	(2,769)
Expenses related to stockholder activities	—	—	(38)	—	(2,614)
Non-GAAP SG&A expenses	23,117	23,448	23,773	46,565	48,370

INTEGRATED DEVICE TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (a)
(Unaudited)
(In thousands, except per share data)
	Three Months Ended			Six Months Ended
	Sept. 29,	June 30,	Sept. 30,	Sept. 29,	Sept. 30,
	2013	2013	2012	2013	2012

GAAP interest income and other, net	756	57	(206)	813	1,794
Loss (gain) on deferred compensation plan securities	(619)	101	(477)	(518)	(163)
Life insurance proceeds received	—	—	—	—	(2,313)
Non-GAAP interest income and other, net	137	158	(683)	295	(682)

GAAP provision (benefit) for income taxes continuing operations	42	(198)	(33)	(156)	(4,019)
Tax effects of Non-GAAP adjustments	1,169	761	3,076	1,930	8,753
Non-GAAP provision (benefit) for income taxes continuing operations	1,211	563	3,043	1,774	4,734

(a) Refer to the accompanying “Notes to Non-GAAP Financial Measures” for a detailed discussion of management’s use of non-GAAP financial measures.

INTEGRATED DEVICE TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	Sept. 29,	March 31,
(In thousands)	2013	2013

ASSETS
Current assets:
Cash and cash equivalents	$109,671	$130,837
Short-term investments	320,237	166,333
Accounts receivable, net	71,491	62,083
Inventories	57,675	56,555
Prepaid and other current assets	15,614	24,697
Total current assets	574,688	440,505

Property, plant and equipment, net	73,470	74,988
Goodwill	137,601	144,924
Acquisition-related intangibles	40,042	48,602
Other assets	18,992	19,560
TOTAL ASSETS	$844,793	$728,579

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$27,928	$23,244
Accrued compensation and related expenses	20,931	21,090
Deferred income on shipments to distributors	13,566	14,539
Deferred taxes liabilities	997	1,000
Other accrued liabilities	14,943	14,652
Total current liabilities	78,365	74,525

Deferred tax liabilities	1,552	1,552
Long term income taxes payable	299	454
Other long term obligations	20,411	22,022
Total liabilities	100,627	98,553

Stockholders' equity	744,166	630,026

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$844,793	$728,579